UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 06, 2024 (May 03, 2024)

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue 20th Floor
New York, New York		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 323 421-5980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The information furnished under Item 7.01 of this Form 8-K below is incorporated by reference under this Item 2.02.

The information furnished pursuant to Item 2.02 of this Form 8-K is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission (the “SEC”) shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 7.01 Regulation FD Disclosure.

On May 3, 2024, following the previously announced wind-down of the Rebecca Taylor business, Vince, LLC (the “Seller”), an indirectly wholly owned subsidiary of Vince Holding Corp. (the “Company”), completed a nominal sale (the “Transaction”) for $1.0 of all outstanding shares of Rebecca Taylor, Inc., which held the Rebecca Taylor business prior to the wind-down, to Nova Acquisitions, LLC. As previously disclosed, in July 2023, Rebecca Taylor, Inc. and its wholly owned and sole subsidiary, Rebecca Taylor Retail Stores, LLC, each made a General Assignment for the Benefit of the Creditors to an assignee, an unaffiliated California limited liability company, pursuant to California state law. Because of these assignments, neither Rebecca Taylor, Inc. nor Rebecca Taylor Retail Stores, LLC owned any material operating assets at the time of the Transaction. Nova Acquisitions, LLC is wholly owned by James Carroll, who served as the sole director and officer of Rebecca Taylor, Inc. at the time of the Transaction, pursuant to a service agreement between Mr. Carroll and Rebecca Taylor, Inc. that was previously entered into in September 2022 in connection with the wind-down. Following the completion of the Transaction, there exists no relationship or arrangement whatsoever between Mr. Carroll and the Company or any of its affiliates. Furthermore, following the completion of the Transaction, the Company expects its stockholders’ equity to be above $50.0 million as of the fiscal quarter ended May 4, 2024 (the “2024 First Fiscal Quarter”).

The Transaction was completed pursuant to a Stock Purchase Agreement (the “SPA”), dated May 3, 2024, entered into between the Seller and Nova Acquisitions, LLC. The SPA contains customary representations, warranties and covenants for a transaction of this nature, but does not include any indemnification provisions for the benefit of either party.

The information furnished hereunder reflects management’s current views with respect to the Company’s financial results and is preliminary and subject to change as it may be impacted by the effects of the financial closing procedures, final adjustments and other developments. The Company’s financial closing procedures with respect to the 2024 First Fiscal Quarter are not yet complete, and as a result, the Company’s final results may vary materially from the information provided herein. The Company undertakes no obligation to update or supplement the information provided herein until the Company releases its financial statements for the 2024 First Fiscal Quarter. The information provided herein should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future periods.

The information provided herein contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 that is subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking information. Risks and uncertainties that could cause or contribute to such differences include, but are not limited to, those discussed in Part I, Item 1A, “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2024. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements as a result of new information or future events.

The information the Company furnished under Item 7.01 of this report is not deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the SEC shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCE HOLDING CORP.

Date:	May 6, 2024	By:	/s/ David Stefko
David Stefko Interim Chief Executive Officer